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                                                             Exhibit 10(a)(xxiv)

                        Stock Option Award and Agreement

[DATE]

Dear _______________:

H. J. Heinz Company is pleased to advise you that, effective ______, ____, you have been granted options ("Options") to purchase _________ shares of H. J. Heinz Company Common Stock, at an exercise price of $ _______ per share, in accordance with the terms and conditions of the stock option plan under which the Options were granted (the "Plan"), and a copy of which is attached together with a copy of the Prospectus. The Options are also granted under and governed by the terms and conditions of this letter agreement ("Agreement"), which shall control in the event of a conflict with the terms and conditions of the Plan. For purposes of this Agreement, the "Company" shall refer to H. J. Heinz Company and its Affiliated Companies (as defined in Section 4 below) in the United States, Canada and throughout the world. Unless otherwise specifically defined herein, all other capitalized terms used in this Agreement shall have the same defined meanings as provided in the H.J. Heinz Company Fiscal Year 2003 Stock Incentive Plan (the "2003 Stock Incentive Plan"), a copy of which is included as Exhibit A to the 2003 Stock Incentive Plan Prospectus that is attached hereto.

1. The Options are Non-Statutory Options, as defined in the Plan. The Options will vest in __________ _________ _______ on ___________, and will expire on __________, subject to earlier expiration in accordance with the terms of this Agreement or the Plan.

2. Subject to paragraphs 3 and 4 of this Agreement, the exercise period for the Options, including the effect of the termination of your employment with the Company or a "Change in Control", shall be governed by and determined in accordance with Section 8(B) of the 2003 Stock Incentive Plan, which is incorporated herein by reference and which shall control over and supersede any additional, different or inconsistent terms or provisions contained in the Plan; provided, however, that in the event of termination of your employment without "Cause", the "Expiration Date" shall be five years after the "Date of Termination" or the date of expiration specified in Section 1 above, whichever is sooner.

3. You agree that you shall not, during the term of your employment by the Company and for 12 months after termination of your employment, regardless of the reason for the termination, either directly or indirectly, solicit, take away or attempt to solicit or take away any other employee of the Company, either for your own purpose or for any other person or entity. You further agree that you shall not, during the term of your employment by the Company or at any time thereafter, use or disclose Confidential Information (as defined in Section 4 below) except as directed by, and in furtherance of the business purposes of, the

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     Company. You acknowledge that the breach or threatened breach of this paragraph 3 will result in irreparable injury to the Company for which there is no adequate remedy at law because, among other things, it is not readily susceptible of proof as to the monetary damages that would result to the Company. You consent to the issuance of any restraining order or preliminary restraining order or injunction with respect to any conduct by you that is directly or indirectly a violation or a threatened violation of this paragraph. Any breach by you of the provisions of this paragraph 3 will, at the option of the Company and in addition to all other rights and remedies available to the Company at law, in equity or under this Agreement, result in the forfeiture of all unexercised options granted to you under this Agreement as of the date of such breach.

4. As used in this paragraph 4, the following terms shall have the respective indicated meanings:

     "Affiliated Company or Companies" means any person, corporation, limited liability company, partnership or other entity controlling, controlled by or under common control with the Company.

     "Confidential Information" means technical or business information not readily available to the public or generally known in the trade, including but not limited to inventions; ideas; improvements; discoveries; developments; formulations; ingredients; recipes; specifications; designs; standards; financial data; sales, marketing and distribution plans, techniques and strategies; customer and supplier information; equipment; mechanisms; manufacturing plans; processing and packaging techniques; trade secrets and other confidential information, knowledge, data and know-how of the Company, whether or not they originated with you, or information which the Company received from third parties under an obligation of confidentiality.

     "Conflicting Product" means any product or process of any person or organization, other than the Company, in existence or under development,
     (1) that competes with a product or process of the Company upon or with which you shall have worked during the two years prior to the termination of your employment with the Company or (2) whose use or marketability could be enhanced by application to it of Confidential Information acquired by you in connection with your employment by the Company during such two year period. For purposes of this definition, it shall be conclusively presumed that you have knowledge of information to which you have been directly exposed through actual receipt or review of memorandum or documents containing such information or through actual attendance at meetings at which such information was discussed or disclosed.

     "Conflicting Organization" means any person or organization that is engaged in or about to become engaged in research on or the development, production,

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     marketing or selling of or the use in production, marketing or sale of a
     Conflicting Product.

     In partial consideration for the Options granted to you hereunder, you agree that, for a period of eighteen (18) months following the date of the termination of your employment with the Company, you shall not render services, directly or indirectly, as a director, officer, employee, agent, consultant or otherwise to any Conflicting Organization in any geographic area or territory in which such Conflicting Organization is engaged in or about to become engaged in the research on or the development, production, marketing or sale of or the use in production, marketing or sale of a Conflicting Product. The foregoing limitation does not apply to a Conflicting Organization whose business is diversified and that, as to that part of its business to which you render services, is not engaged in the development, production, marketing, use or sale of a Conflicting Product, provided that the Company shall receive separate written assurances satisfactory to the Company from you and the Conflicting Organization that you shall not render services during such period with respect to a Conflicting Product or directly or indirectly provide or reveal Confidential Information to such organization. If you shall render services to any Conflicting Organization other than as expressly permitted herein or shall provide or reveal Confidential Information to such Conflicting Organization, you shall (i) immediately return to the Company the pre-tax income resulting from any exercise of the Options or any portion thereof by you, unless such exercise occurred more than twelve (12) months prior to the date of the termination of your employment; and (ii) forfeit any unexercised portion of the Options. You acknowledge and agree that the restrictions set forth in this paragraph 4 are reasonable and necessary to protect the goodwill and legitimate business interests of the Company and to prevent the disclosure of the Company's Confidential Information and trade secrets. If any of the provisions herein shall for any reason be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration or territory, such provision shall be limited or reduced so as to be enforceable to the extent compatible with existing law.

5. You acknowledge and agree that nothing in this Agreement, the Plan or the 2003 Stock Incentive Plan shall confer upon you any right with respect to future awards or continuation of your employment, nor shall it constitute an employment agreement or interfere in any way with your right or the right of the Company to terminate your employment, with or without cause, and with or without notice, subject to the terms of any written employment contract that you may have with the Company that is signed by both you and an authorized representative of the Company.

6. You consent to the collection, use, and processing of personal data (including name, home address and telephone number, identification number and number of options held) by the Company or a third party engaged by the Company for the purpose of implementing, administering and managing the Plan and other stock

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     option plans of the Company (the "Plans"). You further consent to the release of personal data (a) to such a third party administrator, which, at the option of the Company, may be designated as the exclusive broker in connection with the Plans, or (b) to any Affiliated Company, wherever located. You hereby waive any data privacy rights with respect to such data to the extent that receipt, possession, use, retention, or transfer of the data is authorized hereunder.

7. The Plan is discretionary in nature and the Company may modify, cancel or terminate it at any time without prior notice. While stock options may be granted under any of the Company's Plans on one or more occasions or even on a regular schedule, each grant is a one time event, is not an entitlement to an award of grants of stock options in the future, and does not create any contractual or other right to receive an award of stock options, compensation or benefits in lieu of stock options or any other compensation or benefits in the future.

8. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its choice of law provisions.

                      U.K. ACKNOWLEDGEMENT AND WAIVER FORM
                           (INTERNATIONAL ASSIGNMENT)

This Acknowledgement and Waiver Form is incorporated into and made a part of the Stock Option Award and Agreement (the "Agreement"), under which I have been awarded a grant of options to purchase shares of H. J. Heinz Company Common Stock pursuant to the H. J. Heinz Company 1994, 1996 or 2000 Stock Option Plans and/or the H.J. Heinz Company Fiscal Year 2003 Stock Incentive Plan. I understand that my award and future awards of stock options, if any, granted to me under these plans or any future plans (any such plan, the "Plan") are subject to my on-line acceptance of the Agreement and this Acknowledgement and Waiver Form. I understand that I will not be able to exercise any of these stock options until I accept on-line this Acknowledgement and Waiver Form.

The Plan is discretionary in nature and H. J. Heinz Company ("Company") may modify, cancel, or terminate it at any time without prior notice and without affecting any vested rights. While stock options may be granted under a Plan on one or more occasions or even on a regular schedule, each grant is considered a one time event, is not part of any contractual compensation I may have, and does not create any contractual or other right to receive an award of stock options, compensation or benefits in lieu of stock options, or any other compensations or benefits in the future. The Plan is a voluntary program, and future grants, if any, will be at the sole discretion of the Company including, but not limited to, the timing of any grant, the number of stock options, vesting provisions, and the option price. Awards under a Plan are available to employees only during the course of their employment relationship in accordance with the terms and

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conditions of the Plan, and awards under a Plan will have no bearing in the computation of termination indemnities, if any.

As with past awards, if any, the value of the award is an extraordinary item of compensation outside the scope of any employment contract. As such, the award, as with past awards, if any, is not part of normal or expected compensation for purposes of calculating any termination, resignation, severance, redundancy, end of service payments, bonuses, service awards, pension benefits, retirement benefits, or similar payments. The award and any vesting of any award cease upon termination of employment for any reason except as may otherwise be explicitly provided in the Plan or any written agreement entered into by you and the Company, including the Grant Agreement. The future value of the underlying shares of Heinz Common Stock is unknown and cannot be predicted with certainty.

I consent to the collection, use, processing and transfer of data, as described in this paragraph for the purpose of implementing, managing and administering the Plan. I understand that the Company, its subsidiaries and my employer hold for such purpose certain personal information about me, including my name, home address and telephone number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, my global identification number or social security number, birth date, hire date, job grade, the location where I work, and any termination information, such as date of termination and the reason for termination ("Data"). The Company, its subsidiaries and/or other third parties assisting the Company will transfer data among themselves as necessary for the purpose of implementation, administration, and management of my participation in the Plan. The Company, its subsidiaries, or third parties may be located in the U.S. or elsewhere. I authorize them to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of implementing, administering, and managing my participation in the Plan, including transferring such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on my behalf to a broker or other third party with whom I may elect to deposit any shares of stock acquired pursuant to the Plan, but for no other purpose. Each of the data recipients will maintain security measures to ensure its security and confidentiality. I hereby waive any data privacy rights I may have with respect to the Data to the extent of receipt, possession, use, retention or transfer of the Data authorized hereunder.

I understand that I may, at any time, view Data, require any necessary amendments to it, or withdraw the consents with respect to the Data contained herein by written notice addressed and delivered to the General Counsel or Secretary of the Company. I understand that withdrawal of such consent may affect my ability to participate in the Plan and/or result in the forfeiture of any awards, whether vested or unvested, made to me under the Plan.

The Plan and the Agreement govern all aspects of my award, and the provisions of the Plan are summarized in the Plan prospectus. Additional copies of the Plan documents

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may be obtained from the Company. To the extent permitted by applicable law, the
Plan is subject to U.S. law, and the interpretation of the Plan and my rights under the Plan will be governed by applicable U.S. law as specified in the Agreement.

I understand and agree that (A) at the date of exercise of these stock options, I will be liable for income tax on any gain that arises - that is, any excess of market value of the shares at the date of exercise over the total acquisition price payable for the shares; (B) in addition, subject to the arrangements made relating to my international assignment regarding payment of taxes, I will be responsible for any U.K. National Insurance Contributions (employer's and employee's) that arise on the exercise of my option; and (C) the Company will supply details of the exercise to the Inland Revenue, but I will remain under an obligation to make a return of any gain in my annual tax return.

I also understand and agree that, subject to the arrangements made relating to my international assignment regarding payment of taxes, I will be responsible for paying to, or reimbursing, the Company or any other company by which I may be employed for any amounts for which it becomes liable to account in respect of my U.K. income tax (by way of the PAYE system) and employee's and employer's National Insurance Contribution incurred upon the exercise of my stock.

I acknowledge that I have read and understand the foregoing.

THIS GRANT OF OPTIONS IS SUBJECT TO YOUR ON-LINE ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND U.K. ACKNOWLEDGEMENT AND WAIVER FORM (INTERNATIONAL ASSIGNMENT).

                                        H.J. HEINZ COMPANY


                                        By:
                                            ------------------------------------




Accepted: Signed electronically

Date: Acceptance Date